Exhibit 99.1

LIONSGATE REPORTS RESULTS FOR SECOND QUARTER 2015

Revenue Increases 11% to $552.9 Million

Basic Net Income per Share is $0.15 Compared to $0.00 in Prior Year Quarter

Television Production Revenue Grows 141% in the Quarter

SANTA MONICA, CA, and VANCOUVER, BC, November 6, 2014 - Lionsgate (NYSE: LGF), a premier next generation global content leader, today reported revenue of $552.9 million, adjusted EBITDA of $59.0 million, adjusted net income of $33.0 million or $0.24 adjusted basic net income per share and net income of $20.8 million or $0.15 basic net income per share for the second quarter of fiscal 2015 (quarter ended September 30, 2014).

“We’re pleased that our entire portfolio of businesses contributed to our solid results in the quarter, driven by a particularly strong performance from our television operations,” said Lionsgate Chief Executive Officer Jon Feltheimer.  “It was a quarter in which we extended our franchises into new lines of business, continued to assemble a strong pipeline of new properties with great commercial potential and developed online platforms that enhance our ability to deliver our content directly to the consumer.”

Revenue of $552.9 million for the quarter increased 11% from $498.7 million in the prior year quarter, driven by strong gains in television production as well as increases in the television from motion pictures segment which more than offset declines in theatrical and home entertainment revenue in the quarter.  Lionsgate UK also recorded a 38% revenue increase in the quarter.

Adjusted EBITDA of $59.0 million for the quarter increased 4% from adjusted EBITDA of $56.5 million in the prior year quarter.  Adjusted EBITDA excluded $17.3 million in stock-based compensation, a $1.4 million restructuring charge associated with costs of the Company’s relocation of its international sales operations to London, England and a $0.6 million loss related to conversion of subordinated debentures in the quarter.

Adjusted net income of $33.0 million or $0.24 adjusted basic net income per share for the quarter increased 30% from adjusted net income of $25.4 million or $0.19 adjusted basic net income per share in the prior year quarter.

Net income of $20.8 million or $0.15 basic net income per share on 137.4 million weighted average number of common shares outstanding increased from $0.5 million or $0.00 basic net income per share on 137.1 million weighted average number of common shares outstanding in the prior year quarter. The prior year quarter included a $36.2 million loss on extinguishment of debt.

Adjusted net income for the quarter benefitted from decreased interest expense and a lower effective tax rate compared to the prior year quarter.

During the quarter, the Company increased its quarterly dividend from $0.05 to $0.07 per common share payable on November 7, 2014 to shareholders of record as of September 30, 2014.

Lionsgate’s filmed entertainment backlog, or already contracted future revenue not yet recorded, was $1.3 billion at September 30, 2014 compared to $1.2 billion at March 31, 2014.

Overall Motion Picture segment revenue for the quarter was $398.0 million compared to $434.4 million in the prior year quarter.  Within the Motion Picture segment, theatrical revenue declined to $44.9 million with only two wide theatrical releases in the quarter, The Expendables 3 and Step Up All In, compared to a prior year quarter that included two wide releases, continuing revenue from the May 2013 release of Now You See Me and the record-setting Spanish-language release Instructions Not Included from Pantelion Films.

Lionsgate’s home entertainment revenue for the quarter was $164.4 million compared to $209.9 million in the prior year quarter due to strong performances from the Managed Brands slate and Now You See Me in the prior year quarter partially offset by the outstanding home entertainment performance of Divergent in the current quarter. Home entertainment revenue from television production increased in the quarter due to gains in digital media revenue.

Bolstered by the pay television window opening for The Hunger Games: Catching Fire and the free television window opening for The Twilight Saga: Breaking Dawn - Part 1, television revenue included in the Motion Picture segment more than doubled to $69.4 million in the quarter compared to $34.6 million in the prior year quarter. The next installment of the global blockbuster Hunger Games franchise, The Hunger Games: Mockingjay Part 1, will open on nearly 10,000 screens in North America in two weeks on November 21.

International Motion Picture segment revenue (excluding Lionsgate U.K.) for the quarter was $75.6 million compared to $88.7 million in the prior year quarter with three wide release titles in worldwide release compared to five in the prior year quarter.

As noted earlier, Lionsgate U.K. revenue of $37.3 million in the quarter increased 38% compared to the prior year quarter.

Revenue for the Television Production segment rose to $154.9 million in the quarter, an increase of more than 140% compared to $64.3 million in the prior year quarter, with strong gains in both domestic and international television as well as home entertainment revenue from television production.

Fifty-five episodes and 38.5 hours of domestic television series were delivered in the quarter, including episodes of Manhattan, Anger Management, Orange is the New Black, Houdini, Nashville and Mad Men, compared to 20 episodes and 11.0 hours in the prior year quarter. Strong international sales of Orange is the New Black, Nashville and Anger Management were also reported in the quarter.

Lionsgate senior management will hold its analyst and investor conference call to discuss its fiscal 2015 second quarter financial results at 9:00 A.M. ET/6:00 A.M. PT on Friday, November 7, 2014.  Interested parties may participate live in the conference call by calling 1-800-230-1092 (612-332-0107 outside the U.S. and Canada).  A full digital replay will be available from Friday morning, November 7, through Friday, November 14, by dialing 1-800-475-6701 (320-365-3844 outside the U.S. and Canada) and using access code 339764.

ABOUT LIONSGATE

Lionsgate, home to The Hunger Games, Twilight and Divergent franchises, is a premier next generation global content leader with a strong and diversified presence in motion picture production and distribution, television programming and syndication, home entertainment, digital distribution, new channel platforms and international distribution and sales. Lionsgate currently has more than 30 television shows on over 20 different networks spanning its primetime production, distribution and syndication businesses, including such critically-acclaimed hits as the multiple Emmy Award-winning Mad Men and Nurse Jackie, the comedy Anger Management, the broadcast network series Nashville, the syndication success The Wendy Williams Show and the critically-acclaimed hit series Orange is the New Black.

Its feature film business has been fueled by such recent successes as the blockbuster first two installments of The Hunger Games franchise, The Hunger Games and The Hunger Games: Catching Fire, the first installment of the

Divergent franchise, Now You See Me, John Wick, Warm Bodies, The Possession, Sinister, Roadside Attractions' A Most Wanted Man, Lionsgate/Codeblack Films’ Addicted and Pantelion Films' Instructions Not Included, the highest-grossing Spanish-language film ever released in the U.S.

Lionsgate's home entertainment business is an industry leader in box office-to-DVD and box office-to-VOD revenue conversion rates. Lionsgate handles a prestigious and prolific library of approximately 16,000 motion picture and television titles that is an important source of recurring revenue and serves as the foundation for the growth of the Company's core businesses. The Lionsgate and Summit brands remain synonymous with original, daring, quality entertainment in markets around the world. www.lionsgate.com
***
For further information, please contact:
Peter D. Wilkes
310-255-3726
pwilkes@lionsgate.com

The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years.  Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films and television series, budget overruns, limitations imposed by our credit facility and notes, unpredictability of the commercial success of our motion pictures and television programming, the cost of defending our intellectual property, difficulties in integrating acquired businesses, risks related to our acquisition strategy and integration of acquired businesses, the effects of disposition of businesses or assets, technological changes and other trends affecting the entertainment industry, and the risk factors as set forth in Lionsgate’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on May 29, 2014, as amended in Lionsgate’s Quarterly Report on Form 10-Q filed with the SEC on November 6, 2014, which risk factors are incorporated herein by reference.  The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2014	March 31, 2014
	(Amounts in thousands, except share amounts)
ASSETS
Cash and cash equivalents	$26,269	$25,692
Restricted cash	7,535	8,925
Accounts receivable, net of reserves for returns and allowances of $60,132 (March 31, 2014 - $106,680) and provision for doubtful accounts of $2,748 (March 31, 2014 - $4,876)	800,756	885,571
Investment in films and television programs, net	1,553,042	1,274,573
Property and equipment, net	16,965	14,552
Equity method investments	198,680	181,941
Goodwill	323,328	323,328
Other assets	70,610	71,067
Deferred tax assets	56,405	65,983
Total assets	$3,053,590	$2,851,632
LIABILITIES
Senior revolving credit facility	$139,500	$97,619
5.25% Senior Notes	225,000	225,000
Term Loan	222,932	222,753
Accounts payable and accrued liabilities	242,097	332,457
Participations and residuals	491,892	469,390
Film obligations and production loans	781,124	499,787
Convertible senior subordinated notes	124,279	131,788
Deferred revenue	272,604	288,300
Total liabilities	2,499,428	2,267,094
Commitments and contingencies
SHAREHOLDERS’ EQUITY
Common shares, no par value, 500,000,000 shares authorized, 138,626,480 shares issued (March 31, 2014 - 141,007,461 shares)	650,747	743,788
Accumulated deficit	(93,833)	(157,875)
Accumulated other comprehensive loss	(2,752)	(1,375)
Total shareholders’ equity	554,162	584,538
Total liabilities and shareholders’ equity	$3,053,590	$2,851,632

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(Amounts in thousands, except per share amounts)
Revenues	$552,876	$498,729	$1,002,259	$1,068,457
Expenses:
Direct operating	306,391	261,798	545,264	568,243
Distribution and marketing	152,877	145,502	250,198	316,962
General and administration	61,489	63,773	125,568	120,543
Depreciation and amortization	1,631	1,611	2,977	3,236
Total expenses	522,388	472,684	924,007	1,008,984
Operating income	30,488	26,045	78,252	59,473
Other expenses (income):
Interest expense
Cash interest	9,537	11,925	18,979	28,198
Amortization of debt discount and deferred financing costs	3,534	4,247	7,064	8,788
Total interest expense	13,071	16,172	26,043	36,986
Interest and other income	(547)	(1,483)	(1,565)	(2,979)
Loss on extinguishment of debt	586	36,187	586	36,653
Total other expenses, net	13,110	50,876	25,064	70,660
Income (loss) before equity interests and income taxes	17,378	(24,831)	53,188	(11,187)
Equity interests income	8,245	6,502	26,455	14,479
Income (loss) before income taxes	25,623	(18,329)	79,643	3,292
Income tax provision (benefit)	4,842	(18,834)	15,601	(10,830)
Net income	$20,781	$505	$64,042	$14,122

Basic net income per common share	$0.15	$0.00	$0.46	$0.10
Diluted net income per common share	$0.15	$0.00	$0.44	$0.10

Weighted average number of common shares outstanding:
Basic	137,380	137,147	137,942	136,671
Diluted	146,667	140,681	151,788	139,870

Dividends declared per common share	$0.07	$—	$0.12	$—

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(Amounts in thousands)
Operating Activities:
Net income	$20,781	$505	$64,042	$14,122
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,631	1,611	2,977	3,236
Amortization of films and television programs	200,284	157,136	359,092	376,500
Amortization of debt discount and deferred financing costs	3,534	4,247	7,064	8,788
Non-cash share-based compensation	17,012	14,962	33,549	28,182
Distribution from equity method investee	1,558	—	7,788	9,849
Loss on extinguishment of debt	586	36,187	586	36,653
Equity interests income	(8,245)	(6,502)	(26,455)	(14,479)
Deferred income taxes	4,211	(12,044)	9,316	(9,981)
Changes in operating assets and liabilities:
Restricted cash	(1)	892	1,390	2,554
Accounts receivable, net	(85,920)	127,796	83,594	95,280
Investment in films and television programs	(375,168)	(177,363)	(639,019)	(338,296)
Other assets	(1,278)	(7,975)	(896)	(9,197)
Accounts payable and accrued liabilities	16,676	(43,909)	(78,990)	(77,493)
Participations and residuals	24,109	20,870	22,570	3,358
Film obligations	(4,324)	(12,032)	(38,913)	(33,402)
Deferred revenue	(10,749)	35,479	(15,632)	14,897
Net Cash Flows Provided By (Used In) Operating Activities	(195,303)	139,860	(207,937)	110,571
Investing Activities:
Proceeds from the sale of equity method investees	—	—	14,575	9,000
Investment in equity method investees	(3,000)	—	(12,650)	(3,750)
Distributions from equity method investee in excess of earnings	—	—	—	4,169
Other investments	(2,000)	—	(2,000)	—
Repayment of loans receivable	—	3,000	—	3,000
Purchases of property and equipment	(3,068)	(1,967)	(4,495)	(3,395)
Net Cash Flows Provided By (Used In) Investing Activities	(8,068)	1,033	(4,570)	9,024
Financing Activities:
Senior revolving credit facility - borrowings	197,500	255,100	367,500	428,100
Senior revolving credit facility - repayments	(142,000)	(309,100)	(325,619)	(481,100)
5.25% Senior Notes and Term Loan - borrowings, net of deferred financing costs of $4,694 in 2013	—	442,806	—	442,806
10.25% Senior Notes - repurchases and redemptions	—	(466,304)	—	(470,584)
Convertible senior subordinated notes - borrowings	—	—	—	60,000
Convertible senior subordinated notes - repurchases	—	—	(16)	—
Production loans - borrowings	177,753	60,822	385,706	169,427
Production loans - repayments	(28,576)	(113,806)	(65,435)	(196,098)
Pennsylvania Regional Center credit facility - repayments	—	—	—	(65,000)
Repurchase of common shares	(16,875)	—	(126,404)	—
Dividends paid	(6,880)	—	(13,946)	—
Excess tax benefits on equity-based compensation awards	(1,621)	—	1,150	—
Exercise of stock options	1,257	8,577	1,663	9,120
Tax withholding required on equity awards	(1,889)	(2,238)	(12,136)	(11,257)
Net Cash Flows Provided By (Used In) Financing Activities	178,669	(124,143)	212,463	(114,586)
Net Change In Cash And Cash Equivalents	(24,702)	16,750	(44)	5,009
Foreign Exchange Effects on Cash	599	(557)	621	(160)
Cash and Cash Equivalents - Beginning Of Period	50,372	51,019	25,692	62,363
Cash and Cash Equivalents - End Of Period	$26,269	$67,212	$26,269	$67,212

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(Amounts in thousands)
Net income	$20,781	$505	$64,042	$14,122
Depreciation and amortization	1,631	1,611	2,977	3,236
Cash interest	9,537	11,925	18,979	28,198
Noncash interest expense	3,534	4,247	7,064	8,788
Interest and other income	(547)	(1,483)	(1,565)	(2,979)
Income tax provision (benefit)	4,842	(18,834)	15,601	(10,830)
EBITDA	$39,778	$(2,029)	$107,098	$40,535

Stock-based compensation (1)	17,322	22,388	33,743	40,135
Restructuring charges	1,354	—	6,242	—
Gain on sale of equity method investment	—	—	(11,355)	—
Loss on extinguishment of debt	586	36,187	586	36,653
Adjusted EBITDA	$59,040	$56,546	$136,314	$117,323

(1) The three months ended September 30, 2014 and 2013 include cash settled SARs expense of $0.3 million and $7.4 million, respectively. The six months ended September 30, 2014 and 2013 include cash settled SARs expense of $1.4 million and $11.2 million respectively.

EBITDA is defined as earnings before interest, income tax provision or benefit, and depreciation and amortization. EBITDA is a non-GAAP financial measure.

Adjusted EBITDA represents EBITDA as defined above adjusted for stock-based compensation, restructuring charges, gain on sale of equity method investment, and loss on extinguishment of debt. Stock-based compensation represents compensation expenses associated with stock options, restricted share units and cash and equity settled stock appreciation rights (“SARs”). Restructuring charges primarily consist of severance costs associated with the integration of the marketing operations of our Lionsgate and Summit film labels and costs related to the move of our international sales and distribution organization to the United Kingdom. Gain on sale of equity method investment represents the gain on sale of our interest in FEARnet. Adjusted EBITDA is a non-GAAP financial measure.

Management believes EBITDA and Adjusted EBITDA to be meaningful indicators of our performance that provide useful information to investors regarding our financial condition and results of operations. Presentation of EBITDA and Adjusted EBITDA are non-GAAP financial measures commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. While management considers EBITDA and Adjusted EBITDA to be important measures of comparative operating performance, they should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with Generally Accepted Accounting Principles ("GAAP"). EBITDA and Adjusted EBITDA do not reflect cash available to fund cash requirements. Not all companies calculate EBITDA or Adjusted EBITDA in the same manner and the measures as presented may not be comparable to similarly-titled measures presented by other companies.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF FREE CASH FLOW TO NET CASH
FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(Amounts in thousands)
Net Cash Flows Provided By (Used In) Operating Activities	$(195,303)	$139,860	$(207,937)	$110,571
Purchases of property and equipment	(3,068)	(1,967)	(4,495)	(3,395)
Net borrowings under and (repayment) of production loans	149,177	(52,984)	320,271	(26,671)
Excess tax benefits on equity-based compensation awards	(1,621)	—	1,150	—
Free Cash Flow, as defined	$(50,815)	$84,909	$108,989	$80,505

Free cash flow is defined as net cash flows provided by (used in) operating activities, less purchases of property and equipment, plus or minus the net increase or decrease in production loans, plus or minus excess tax benefits on equity-based compensation awards. The adjustment for the production loans is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films associated with production loans prior to the time the Company actually pays for the film. The Company believes that it is more meaningful to reflect the impact of the payment for these films in its free cash flow when the payments are actually made.

Free cash flow is a non-GAAP financial measure as defined in Regulation G promulgated by the Securities and Exchange Commission. This non-GAAP financial measure is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Management believes this non-GAAP measure provides useful information to investors regarding cash that our operating businesses generate whether classified as operating or financing activity (related to the production of our films) within our GAAP based statement of cash flows, before taking into account cash movements that are non-operational. Free cash flow is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry. Not all companies calculate free cash flow in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF EBITDA TO FREE CASH FLOW

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(Amounts in thousands)
EBITDA	$39,778	$(2,029)	$107,098	$40,535

Plus: Amortization of film and television programs	200,284	157,136	359,092	376,500
Less: Cash paid for film and television programs (1)	(230,315)	(242,379)	(357,661)	(398,369)
Cash paid for film and television programs in excess of amortization	(30,031)	(85,243)	1,431	(21,869)

Plus: Non-cash stock-based compensation	17,012	14,962	33,549	28,182
Plus: Distributions from equity method investee	1,558	—	7,788	9,849
Less: Equity interests income	(8,245)	(6,502)	(26,455)	(14,479)
Plus: Loss on extinguishment of debt	586	36,187	586	36,653
EBITDA adjusted for items above	20,658	(42,625)	123,997	78,871

Changes in other operating assets and liabilities:
Restricted cash	(1)	892	1,390	2,554
Accounts receivable, net	(85,920)	127,796	83,594	95,280
Other assets	(1,278)	(7,975)	(896)	(9,197)
Accounts payable and accrued liabilities	16,676	(43,909)	(78,990)	(77,493)
Participations and residuals	24,109	20,870	22,570	3,358
Deferred revenue	(10,749)	35,479	(15,632)	14,897
	(57,163)	133,153	12,036	29,399

Purchases of property and equipment	(3,068)	(1,967)	(4,495)	(3,395)
Interest, taxes and other (2)	(11,242)	(3,652)	(22,549)	(24,370)

Free Cash Flow, as defined	$(50,815)	$84,909	$108,989	$80,505
_________________________
(1) Cash paid for film and television programs is calculated using the following amounts as presented in our consolidated statement of cash flows:
Change in investment in film and television programs	$(375,168)	$(177,363)	$(639,019)	$(338,296)
Change in film obligations	(4,324)	(12,032)	(38,913)	(33,402)
Production loans - borrowings	177,753	60,822	385,706	169,427
Production loans - repayments	(28,576)	(113,806)	(65,435)	(196,098)
Total cash paid for film and television programs	$(230,315)	$(242,379)	$(357,661)	$(398,369)
_________________________
(2) Interest, taxes and other consists of the following:
Cash interest	$(9,537)	$(11,925)	$(18,979)	$(28,198)
Interest and other income	547	1,483	1,565	2,979
Current income tax (provision) benefit	(631)	6,790	(6,285)	849
Excess tax benefits on equity-based compensation awards	(1,621)	—	1,150	—
Total interest, taxes and other	$(11,242)	$(3,652)	$(22,549)	$(24,370)

This reconciliation is provided to illustrate the difference between our EBITDA and free cash flow which are both separately reconciled to their corresponding GAAP metrics.

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF INCOME (LOSS) BEFORE INCOME TAXES, NET
INCOME, AND BASIC AND DILUTED EPS TO ADJUSTED INCOME BEFORE
INCOME TAXES, ADJUSTED NET INCOME, AND ADJUSTED BASIC AND DILUTED EPS

	Three Months Ended September 30, 2014
	(Amounts in thousands, except per share amounts)
	Income before income taxes	Net income	Basic EPS*	Diluted EPS*
As reported	$25,623	$20,781	$0.15	$0.15
Stock-based compensation (1)	17,322	10,972	0.08	0.07
Restructuring charges (2)	1,354	858	0.01	0.01
Loss on extinguishment of debt (3)	586	371	—	—
As adjusted for stock-based compensation, restructuring charges and loss on extinguishment of debt	$44,885	$32,982	$0.24	$0.23

	Three Months Ended September 30, 2013
	(Amounts in thousands, except per share amounts)
	Income (loss) before income taxes	Net income	Basic EPS*	Diluted EPS*
As reported	$(18,329)	$505	$0.00	$0.00
Stock-based compensation (1)	22,388	14,104	0.10	0.10
Loss on extinguishment of debt (3)	36,187	22,798	0.17	0.16
Tax valuation allowance (4)	—	(12,030)	(0.09)	(0.08)
As adjusted for stock-based compensation, loss on extinguishment of debt and valuation allowance	$40,246	$25,377	$0.19	$0.18

	Six Months Ended September 30, 2014
	(Amounts in thousands, except per share amounts)
	Income before income taxes	Net income	Basic EPS*	Diluted EPS*
As reported	$79,643	$64,042	$0.46	$0.44
Stock-based compensation (1)	33,743	21,373	0.15	0.14
Restructuring charges (2)	6,242	3,954	0.03	0.03
Gain on sale of equity method investment (5)	(11,355)	(7,192)	(0.05)	(0.05)
Loss on extinguishment of debt (3)	586	371	—	—
As adjusted for stock-based compensation, restructuring charges, gain on sale of equity method investment, and loss on extinguishment of debt	$108,859	$82,548	$0.60	$0.57

	Six Months Ended September 30, 2013
	(Amounts in thousands, except per share amounts)
	Income before income taxes	Net income	Basic EPS*	Diluted EPS*
As reported	$3,292	$14,122	$0.10	$0.10
Stock-based compensation (1)	40,135	25,285	0.19	0.17
Loss on extinguishment of debt (3)	36,653	23,091	0.17	0.16
Tax valuation allowance (4)	—	(12,030)	(0.09)	(0.08)
As adjusted for stock-based compensation, loss on extinguishment of debt and valuation allowance	$80,080	$50,468	$0.37	$0.36
_________________________
* Basic and Diluted EPS amounts may not add precisely due to rounding

Adjusted income before income taxes, adjusted net income and adjusted basic and diluted EPS are adjusted for the following items:

(1) Stock-based compensation: Adjustments for stock-based compensation represents compensation expenses associated with stock options, restricted share units, cash and equity settled SARs. The adjustment to net income is net of the tax impact calculated using the statutory tax rate applicable to each adjustment.

(2) Restructuring charges: This adjusts income before income taxes and net income to eliminate the severance costs associated with the integration of the marketing operations of our Lionsgate and Summit film labels and costs related to the move of our international sales and distribution organization to the United Kingdom. The adjustment to net income is net of the tax impact calculated using the statutory tax rate applicable to each adjustment.

(3) Loss on extinguishment of debt: This adjusts income (loss) before income taxes and net income to eliminate the loss on extinguishment of debt. The adjustment to net income is net of the tax impact calculated using the statutory tax rate applicable to each adjustment.

(4) Tax valuation allowance: This adjusts net income to eliminate the discrete tax benefit recognized for financial reporting purposes upon the reduction of the Company's valuation allowance on its net deferred tax assets in our Canadian tax jurisdiction that are expected to be realized in future tax returns.

(5) Gain on sale of equity method investment: This adjusts income before income taxes and net income to eliminate the gain on sale of our interest in FEARnet. The adjustment to net income is net of the tax impact calculated using the statutory tax rate applicable to each adjustment.

Management believes that these non-GAAP measures provide useful information to investors regarding the Company's results as compared to historical periods. The Company uses these measures, among other measures, to evaluate the operating performance of the Company. The Company believes that the adjusted results provide relevant and useful information for investors because they clarify the Company's actual operating performance and allow investors to review our operating performance in the same way as our management. Since these measures are not calculated in accordance with generally accepted accounting principles, they should not be considered in isolation of, or as a substitute for income before income taxes, net income, basic and diluted EPS. Not all companies calculate adjusted income before income taxes, adjusted net income, and adjusted basic and diluted EPS in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies.